8-KUNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

HOMELAND ENERGY SOLUTIONS, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2779 Highway 24,	Lawler,	Iowa	52154
(Address of principal executive offices)			(Zip Code)

(563) 238-5555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                      ☐

Item 1.01 Entry into a Material Definitive Agreement.

    On July 22, 2021, Homeland Energy Solutions, LLC (“Homeland”) and its lender, Home Federal Savings Bank (“HFSB”) entered into an amendment to Homeland’s revolving loan with HFSB creating a new $50 million revolving loan in addition to Homeland’s other current debt instruments. The agreements Homeland entered into with HFSB were: (i) a Third Amendment to Amended and Restated Master Loan Agreement (the “Loan Amendment”); (ii) a Third Amended and Restated Second Supplement to Master Loan Agreement (the “Term Loan Amendment”); (iii) a Revolving Promissory Note (the “Promissory Note”); and (iv) a Fifth Amended and Restated Mortgage (the “Amended Mortgage”).

Pursuant to the Loan Amendment, we can borrow up to $50 million pursuant to the revolving loan. The amount available pursuant to the revolving loan decreases to $40 million on December 31, 2021 and decreases again to $30 million on May 31, 2022. Interest on the revolving loan accrues at a rate of 0.30% less than the prime rate. There is a fee on the unused portion of the revolving loan equal to 0.30%. The maturity date of the revolving loan is November 6, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: July 27, 2021	/s/ Beth Eiler
Beth Eiler
Chief Financial Officer
Interim Chief Executive Officer